Exhibit 99.1

Blackstone Successfully Completes Spin-Off of PJT Partners

PJT Partners Begins Operations as a Publicly Traded Company

New York, October 1, 2015. Blackstone (NYSE:BX) and PJT Partners Inc. (NYSE: PJT) today announced the successful completion of the previously announced spin-off of Blackstone’s financial and strategic advisory services, restructuring and reorganization advisory services and Park Hill Group businesses, which have been combined with PJT Capital LP, a global independent financial advisory firm founded by Paul J. Taubman, to form an independent, publicly traded company called PJT Partners Inc (“PJT Partners”). Blackstone common unitholders of record as of the close of business on September 22, 2015 (the “record date”) received one share of Class A common stock of PJT Partners for every 40 common units of Blackstone held on the record date. The spin-off has been structured to be tax-free to Blackstone’s common unitholders for U.S. Federal income tax purposes, except to the extent of any gain or loss recognized by a common unitholder as a result of any cash received in lieu of fractional shares. Common unitholders are urged to consult their tax advisors with respect to U.S. federal, state, local and non-U.S. tax consequences of the spin-off.

“Regular way” trading of shares of Class A common stock of PJT Partners Inc. begins today on the New York Stock Exchange under the ticker symbol “PJT.” Blackstone common units continue to trade on the New York Stock Exchange under the ticker symbol “BX.”

PJT Partners begins operations today as a global independent financial advisory firm. With a veteran team of professionals, including 46 partners, the firm is poised to deliver a wide array of strategic advisory, restructuring and reorganization and funds advisory services to corporations, financial sponsors, institutional investors and governments.

Stephen A. Schwarzman, Chairman, CEO and Co-Founder of Blackstone, said, “30 years ago, Blackstone was founded as an advisory firm. We have every confidence that under Paul’s leadership, PJT Partners will quickly build upon its strong track record to further strengthen its position as one of the preeminent strategic financial advisory firms in the world. We look forward to working with them as clients and continuing the relationships that we have had as colleagues.”

Added Paul J. Taubman, Chairman and CEO of PJT Partners, “Today marks the culmination of this past year’s hard work and thoughtful planning, and I am extremely excited about the future of PJT Partners as a stand-alone public company. Combining the 30-year legacy of an established firm with the entrepreneurial culture of a start-up, PJT Partners brings together three best-in-class businesses—Advisory, Restructuring and Park Hill. As a next-generation, advisory-focused investment bank that is free of constraints, we are committed to providing our clients with unparalleled, strategic advice while creating long-term value for our shareholders.”

About Blackstone

Blackstone is one of the world’s leading investment firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our asset management businesses, with over $330 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

About PJT Partners

PJT Partners is a global independent financial advisory firm. Our veteran team of professionals, including our 46 partners, delivers a wide array of strategic advisory, restructuring and reorganization and fund placement and secondary advisory services to corporations, financial sponsors, institutional investors and governments around the world. We offer a balanced portfolio of advisory services designed to help our clients realize major corporate milestones. We also provide, through Park Hill Group, fund placement and secondary advisory services for alternative investment managers, including private equity funds, real estate funds and hedge funds.

To learn more about PJT Partners, please visit the company’s website at www.pjtpartners.com. Under the Investor Relations section of the company’s website, you can also find a copy of the Information Statement contained in the company’s Form 10 Registration Statement, as filed with the Securities and Exchange Commission on September 2, 2015, which contains detailed business and financial information regarding PJT Partners.

Safe Harbor Statement

Certain material presented herein contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include the information concerning Blackstone’s and PJT Partners’ possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, benefits resulting from the separation of PJT Partners from Blackstone and its combination with PJT Capital LP, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in such forward-looking statements. You should not put undue reliance on any forward-looking statements contained herein. Neither Blackstone nor PJT Partners has any intention or obligation to update forward-looking statements.

The risk factors discussed in the “Risk Factors” section of Blackstone’s Annual Report on Form 10-K for the year ended December 31, 2014 and in PJT Partners’ Information Statement, as well as the other filings of Blackstone and PJT Partners with the Securities and Exchange Commission, could cause the results of Blackstone and PJT Partners to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that Blackstone and PJT Partners are unable to predict at this time or that are not currently expected to have a material adverse effect on their business. Any such risks could cause the results of Blackstone and PJT Partners to differ materially from those expressed in forward-looking statements.

Media Contacts

For Blackstone:

Peter Rose

(212) 583-5871

Rose@Blackstone.com

For PJT Partners:

Steve Frankel / Jonathan Keehner / Julie Oakes

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

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